                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              IXNET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

DEAR STOCKHOLDER,

    You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, March 2, 2000 at 2:00 p.m. at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York.

    At this year's Annual Meeting, you will be asked to vote for the election of nine directors, each to hold office until the next annual meeting or until their successors have been elected and qualified, the approval of an amendment to increase by 2,000,000 the shares reserved for the IXnet, Inc. 1999 Stock Option Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending September 30, 2000.

    Please take the time to read carefully each of the proposals for stockholder action described in the proxy materials.

    Thank you for your support of our Company.

                           Very truly yours,

[/S/ RICHARD W. SMITH]               [/S/ DAVID A. WALSH]

Richard W. Smith                     David A. Walsh
CHAIRMAN OF THE BOARD                CHIEF EXECUTIVE OFFICER

                       PLEASE VOTE BY USING THE INTERNET,
               THE TELEPHONE OR BY SIGNING, DATING, AND RETURNING
                            THE ENCLOSED PROXY CARD

                                  IXNET, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 2, 2000

                            ------------------------

TO THE STOCKHOLDERS OF
IXNET, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
IXnet, Inc. ("IXnet" or the "Company") will be held on Thursday, March 2, 2000 at 2:00 p.m., New York City time, at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York for the following purposes:

    1. To elect nine directors, each to hold office until the next annual meeting or until their successors have been elected and qualified.

    2. To approve an amendment to increase by 2,000,000 the shares reserved for the IXnet, Inc. 1999 Stock Option Plan.

    3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management of the Company is not aware of any other matters which may properly come before the Annual Meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. REGISTERED STOCKHOLDERS (THOSE WHO HOLD SHARES DIRECTLY OR THROUGH COMPANY PLANS RATHER THAN THROUGH A BANK OR BROKER) MAY VOTE THEIR SHARES VIA THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. IN-
STRUCTIONS FOR USING THESE ELECTRONIC SERVICES ARE PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE VOTE VIA THE INTERNET, BY USING THE TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE ANNUAL MEETING. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO OR AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                      [/S/ ALEXANDER RUSSO]

                                          Alexander Russo
                                          SENIOR VICE PRESIDENT--BUSINESS &
                                          LEGAL AFFAIRS

New York, New York
February 4, 2000

                                     [LOGO]

                                  IXNET, INC.
                               WALL STREET PLAZA
                                 88 PINE STREET
                                   6TH FLOOR
                            NEW YORK, NEW YORK 10005
                                  212-412-6400

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 2, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of IXnet, Inc. ("IXnet" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, March 2, 2000 at 2:00 p.m., New York City time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth therein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York.

    IXnet, Inc. became the holding company for International Exchange Networks, Ltd. on May 4, 1999. Accordingly, unless otherwise indicated, all references in this Proxy Statement to "IXnet" or to the "Company" refer to International Exchange Networks, Ltd. for periods through May 4, 1999 and to IXnet and its subsidiaries, including International Exchange Networks, Ltd., for periods thereafter.

    The proxy solicitation materials were mailed on or about February 4, 2000 to all stockholders entitled to vote at the Annual Meeting. All properly executed proxies received in time for the Annual Meeting and not revoked will be voted as specified. If no instructions are specified, a properly executed proxy will be voted for each of the nominees for election as directors, for the approval of an amendment to increase by 2,000,000 the shares reserved for the IXnet, Inc. 1999 Stock Option Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

    If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder, or their duly constituted substitutes acting at the Annual Meeting, will have discretion to vote on such matters in accordance with their judgment.

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on January 28, 2000 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the Record Date, 51,103,160 shares of the Company's Common Stock, par value one cent ($0.01) per share (the "Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share held. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by taking one of the following three actions: (i) by delivering written notice of the revocation to the Secretary of the Company; (ii) by executing a later-voted proxy via the Internet, by the telephone or by the mail; or (iii) by attending and voting at the Annual Meeting or any adjournment or postponement thereof if a written revocation is filed with the Secretary of the Annual Meeting prior to the voting of such proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING AND SOLICITATION

    The required quorum for the Annual Meeting, which must be represented in person or by proxy, is a majority of the outstanding shares of Common Stock on the Record Date. All votes will be tabulated by the inspector of election appointed by the Board of Directors of the Company for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted for any purpose. The vote required for each proposal is set forth in the discussion of such proposal.

    IPC COMMUNICATIONS, INC., WHICH IN THE AGGREGATE BENEFICIALLY OWNS 84.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSALS 1, 2 AND
3. ACCORDINGLY, APPROVAL OF PROPOSALS 1, 2 AND 3 IS ASSURED.

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders, as well as any associated costs of voting via the Internet or telephone. Copies of solicitation material will be furnished to banks, brokerage firms, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

ELECTRONIC VOTING

    Registered stockholders (those who hold shares directly or through Company plans rather than a bank or broker) can simplify their voting and save the Company expense by calling 1-800-840-1208 or voting via the Internet at http://www. eproxy.com/EXNT. Information pertaining to Internet voting and telephone voting is provided on the proxy card. A Control Number is designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. The Control Number is located in the box in the lower right hand corner of the proxy card.

    Stockholders that do not choose to vote via the Internet or by using the telephone may still return their proxy card, properly signed, and the shares represented will be voted in accordance with the stockholder's directions. Stockholders whose shares are held in the name of a bank or broker should follow the voting instructions on the form you receive. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Stockholders are being asked to approve an amendment to the IXnet, Inc. 1999 Stock Option Plan (the "Stock Option Plan") to authorize an increase in the number of shares reserved for issuance upon exercise of stock options. If approved, this amendment will increase the total number of stock options that may be granted to officers, employees, consultants and directors. Accordingly all of the directors and executive officers of the Company, each of whom is eligible for option grants under the Stock Option Plan, may be deemed to have an interest in this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    BY MANAGEMENT

    The following table sets forth certain information, as of October 31, 1999, or as of a date specified in the footnotes below, as the case may be, with respect to the beneficial ownership of Common Stock, the stock of IPC Communications, Inc. ("IPC") and the stock of any of the Company's subsidiaries by: (i) each director; (ii)(a) the Company's Chief Executive Officer and
(b) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year and whose aggregate salary plus bonus for the fiscal year ended September 30, 1999 was at least $100,000 (collectively, the "Named Executive Officers"); and (iii) all executive officers and directors as a group.

    Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address for each stockholder listed below is c/o IXnet, Inc., 88 Pine Street, 6th Floor, New York, New York 10005. All share information is based on shares of Common Stock outstanding as of January 28, 2000.

                                                          (C)                      (D)
                                                       AMOUNT AND              EXERCISABLE          (E)
                                     (B)               NATURE OF              STOCK OPTIONS     APPROXIMATE
            (A)                   TITLE AND            BENEFICIAL              INCLUDED IN       PERCENT OF
 NAME OF BENEFICIAL OWNER     CLASS OF SECURITY       OWNERSHIP(1)            COLUMN (C)(2)       CLASS(3)
 ------------------------    --------------------  ------------------         --------------   --------------
Charles F. Auster..........  Company Common Stock              4,000(4)                 0                   *
                             IPC Common Stock                115,968(5)(6)         82,829                1.32%

Richard M. Cashin, Jr......  Company Common Stock                  0                   --                  --
                             IPC Common Stock                119,055                    0                1.36%

Douglas T. Hickey..........  Company Common Stock                  0                   --                  --
                             IPC Common Stock                      0                   --                  --

Douglas J. Mello...........  Company Common Stock                  0                   --                  --
                             IPC Common Stock                    500                    0                   *

Paul Pluschkell, Jr........  Company Common Stock                  0                   --                  --
                             IPC Common Stock                  9,250                9,250                   *

Anthony M. Servidio........  Company Common Stock              1,300(7)                 0                   *
                             IPC Common Stock                174,730(5)(8)              0                1.99%

John T. Sharkey............  Company Common Stock             40,000                    0                   *
                             IPC Common Stock                      0                   --                  --

Richard W. Smith...........  Company Common Stock                  0                   --                  --
                             IPC Common Stock                381,904(9)                 0                4.34%

Gerald E. Starr............  Company Common Stock              3,000(10)                0                   *
                             IPC Common Stock                 92,352               82,829                1.05%

David A. Walsh.............  Company Common Stock          1,763,352            1,763,352                3.45%
                             IPC Common Stock                446,798(5)(11)       175,181                5.08%

                                                          (C)                      (D)
                                                       AMOUNT AND              EXERCISABLE          (E)
                                     (B)               NATURE OF              STOCK OPTIONS     APPROXIMATE
            (A)                   TITLE AND            BENEFICIAL              INCLUDED IN       PERCENT OF
 NAME OF BENEFICIAL OWNER     CLASS OF SECURITY       OWNERSHIP(1)            COLUMN (C)(2)       CLASS(3)
 ------------------------    --------------------  ------------------         --------------   --------------
Peter A. Woog..............  Company Common Stock                500(12)                0                   *
                             IPC Common Stock                 47,489(5)(13)             0                   *

All executive officers and
directors as a group
(20 persons)...............  Company Common Stock          1,826,152           1,763,352              3.57%
                             IPC Common Stock              1,540,672             483,469             17.52%

------------------------

 (1) Based upon information supplied by officers and directors and filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (2) The figures in this column represent the number of shares which the individual and group could have acquired upon exercise of stock options granted under the Company Stock Option Plan or the IPC Stock Incentive Plan that, as of October 31, 1999, were exercisable or were expected to become exercisable within 60 days.

 (3) For the Company, ownership is based on 51,103,160 shares of Common Stock outstanding on January 28, 2000. For IPC, ownership is based on 8,797,743 shares of IPC Common Stock outstanding on January 28, 2000. The percentages also include, in the case of each individual and the group, the additional number of shares listed in column (d).

 (4) Includes 3,000 shares owned by spouse and 1,000 shares owned by minor children.

 (5) Cable Systems Holding, LLC, Cable Systems International, Inc., Allegra Capital Partners III, L.P., Richard P. Kleinknecht, David A. Walsh,
     Anthony M. Servidio and Charles F. Auster are parties to an Investors Agreement (the "Investors Agreement"), which contains provisions concerning the voting and transfer of shares of Common Stock of IPC Communications. Under applicable SEC rules, this group of investors may be deemed to beneficially own more than 5% of IPC's Common Stock. Mr. Smith, our Chairman of the Board, is a general partner of Allegra. Mr. Kleinknecht is the Vice Chairman and a director of IPC Communications. Peter D. Woog is a member of Cable Systems Holdings, LLC.

 (6) Includes 3,000 shares owned by Mr. Auster and his spouse and 300 shares owned by his minor children. Does not include 6,413,216 shares owned, as of August 12, 1999, by other signatories of the Investors Agreement.

 (7) Includes 1,300 shares owned by his children.

 (8) Does not include 6,258,802 shares owned, as of August 12, 1999, by other signatories of the Investors Agreement.

 (9) Includes 381,904 shares beneficially owned by Allegra Capital
     Partners III, L.P., of which Mr. Smith is a general partner. Mr. Smith has shared voting and investment power over all 381,904 shares. Does not include 6,051,628 shares, as of August 12, 1999, owned by other signatories of the Investors Agreement.

 (10) Held in trust for the benefit of minor children. Mr. Starr has shared voting and investment power with respect to all of these shares.

 (11) Does not include 6,171,438 shares owned, as of August 12, 1999, by other signatories to the Investors Agreement.

 (12) Mr. Woog has shared voting and investment power over all 500 shares owned by his children.

 (13) Includes 1,000 shares over which Mr. Woog has sole investment and voting power and 46,489 shares over which Mr. Woog has shared investment and voting power. The 46,489 shares over which Mr. Woog has shared investment and voting power include 3,000 shares held jointly by Peter A. Woog and Helene S. Woog and 43,489 shares held in the name of the Woog Family Limited Partnership.

    BY OTHERS

    The following table sets forth certain information, as of January 28, 2000, with respect to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. Unless indicated otherwise, each person listed has sole voting and investment power over the shares beneficially owned.

(A)                                                (B)                    (C)
NAME AND ADDRESS OF                         AMOUNT & NATURE OF    APPROXIMATE PERCENT
BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP       OF CLASS(1)
-------------------                        --------------------   -------------------
IPC Communications, Inc. ................        43,100,000               84.3%
Wall Street Plaza
88 Pine Street
15th Floor
New York, New York 10005

------------------------

(1) Percentage of ownership is based on 51,103,160 shares of Common Stock outstanding on January 28, 2000.

LEGAL PROCEEDINGS

    There are no legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of Common Stock, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

    The Company proposes to elect nine directors at the Annual Meeting, each to hold office until the next annual meeting or until their successors have been elected and qualified. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the nominees named below. If prior to the Annual Meeting any of the nominees should become unavailable for election, an event which is not now anticipated by the Board, the proxies would be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders may not vote their shares cumulatively in the election of directors.

                             NOMINEES FOR DIRECTOR

                                                                                            DIRECTOR
NAME                                 AGE(4)                     POSITION                     SINCE
----                                --------   -------------------------------------------  --------
Richard W. Smith(1)(2)(3).........     47      Chairman of the Board and Director             1999

David A. Walsh(3).................     38      Chief Executive Officer and Director           1999

Gerald E. Starr...................     46      President and Director                         1999

Charles F. Auster.................     48      Executive Vice President, Chief Operating      1999
                                               Officer and Director

Richard M. Cashin, Jr.(2)(3)......     46      Director                                       1999

Douglas T. Hickey(1)(2)...........     44      Director                                       1999

Douglas J. Mello..................     57      Director                                       1999

John T. Sharkey...................     63      Director                                       1999

Peter A. Woog(1)..................     57      Director                                       1999

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of Executive Committee

(4) As of January 28, 2000.

    Set forth below is biographical information for the persons nominated.

    RICHARD W. SMITH has served as the Company's Chairman of the Board and a director since May 1999. He has served as an individual general partner of the general partners of Allegra Capital Partners III, L.P. since May 1995, of Lawrence, Tyrrell, Ortale & Smith, L.P. since December 1985 and of Lawrence, Tyrrell, Ortale & Smith II, L.P. since July 1990. He is also Chairman of the Board and a director of IPC and several private companies. He has participated in the private equity industry since 1979 and was formerly employed by Citicorp Venture Capital, Ltd.

    DAVID A. WALSH has served as the Company's Chief Executive Officer and a director since May 1999. Mr. Walsh has also served as an Executive Vice President and a director of IPC since May 1998. Mr. Walsh served as president of International Exchange Networks, Ltd. from its founding in 1993 until May 1999. In addition, Mr. Walsh has served as a technology consultant to the New York Commodities Exchange and has been employed by Garban/Gavin Guybutler and Drexel Burnham Lambert Trading Corporation.

    GERALD E. STARR has served as the Company's President and a director since May 1999. Mr. Starr has also served as Chief Executive Officer, President and a director of IPC since December 1998. From January 1997 until December 1998, he was IPC's Executive Vice President, Turret Systems and from February 1996 to January 1997 he was IPC's Vice President of Manufacturing and Engineering. Since April 1995, Mr. Starr has also served as President of IPC Bridge, Inc., a wholly-owned subsidiary of IPC, which acquired the assets of Bridge
Electronics, Inc. in April 1995. Mr. Starr founded Bridge Electronics, Inc. in 1987 and built it into a leading provider of digital open line speaker systems to the foreign exchange trading industry. Mr. Starr was the President and a director of Bridge Electronics, Inc. from its founding until it ended its operations in April 1995. Previously, Mr. Starr founded Turret Equipment Corporation in 1980 and sold it to Tie Communications in 1984, where he remained until 1990.

    CHARLES F. AUSTER has served as the Company's Executive Vice President and Chief Operating Officer and has been a director since May 1999. Mr. Auster was a founding beneficial stockholder of International Exchange Networks, Ltd., and from February 1994 to June 1995, Mr. Auster served as the

International Exchange Networks, Ltd.'s Executive Vice President of Finance and Operations and a director. From December 1995 until he negotiated the sale of Voyager Networks, Inc. to GlobalCenter, in February 1998, he served as its President and Chief Executive Officer and as one of its directors. From September 1991 to March 1993, he served as Executive Vice President and a director of Ameritrade, Inc., a Washington-based trade and investment banking firm. Mr. Auster is a director of American Utilicraft, a design and manufacturing aircraft company, Lucent Digital Video, an internal venture of Lucent Corp., and several charitable organizations. Mr. Auster is a member of the District of Columbia Bar and the Virginia Bar.

    RICHARD M. CASHIN, JR. has served as a director of the Company since May 1999. Mr. Cashin has been employed by Citicorp Venture Capital, Ltd. since September 1980 and has been its President since December 1994. Mr. Cashin is also a director of IPC. In addition, Mr. Cashin is a director of Cable Systems International, Inc., Delco Remy international, Levitz Furniture Incorporated, Lifestyle Furnishings International, Ltd., Euromax International plc, Fairchild Semiconductor, Freedom Forge, Gerber Children's Wear, Hoover Group, MSX International, Inc., Thermal Engineering International Corporation, Delta Terminal Services, Inc., FFC Holding, Inc. and Titan Wheel International.

    DOUGLAS T. HICKEY has served as a director since May 1999. Mr. Hickey has served as President and Chief Executive Officer and a director of Critical
Path Inc. since October 1998. From February 1998 to October 1998, Mr. Hickey served as Executive Vice President of Frontier Corporation, a telecommunications company, and as President of Frontier GlobalCenter. From July 1996 to February 1998, Mr. Hickey served as President and Chief Executive Officer of GlobalCenter, Inc., a web hosting company. In February 1998, GlobalCenter was acquired by Frontier. From December 1994 to July 1996, Mr. Hickey was President of Internet services at MFS Communications, a provider of high-speed fiber-optic services. From September 1990 to November 1994, Mr. Hickey was general manager of North American sales and field operations at Ardis, a Motorola company.

    DOUGLAS J. MELLO has served as a director since May 1999. Mr. Mello was employed by Bell Atlantic, and its predecessor corporations, from 1965 to March 1999. He served as President, Large Business Sales--North of Bell Atlantic from August 1997 to March 1999. From March 1996 to August 1997, he was NYNEX Vice President--Business Marketing & Sales, responsible for all business customers in the New York and New England areas. From January 1994 to March 1996, he served as Vice President--Sales for NYNEX Corporation. Prior to 1994, Mr. Mello was the Group Vice President--Manhattan Market Area for New York Telephone, where he was responsible for the provisioning of telecommunications technology. From 1985 to 1991, Mr. Mello was President of Business Information Systems Corp. Mr. Mello is a director of Telexis Co. and Netrix Corporation.

    JOHN T. SHARKEY has served as a director since May 1999. Mr. Sharkey served in various positions with MCI WorldCom, including Vice President, from June 1986 to April 1999. He was responsible for assisting in the design and implementation of their corporate large account program. From May 1984 to June 1986, he was Regional Director of Major Accounts at Southern New England Telephone. From December 1982 to March 1984, Mr. Sharkey was Vice President of National Accounts with Optimum System, Inc., a Silicon Valley start up voice-messaging company. Prior to December 1982, Mr. Sharkey held positions with General Electric Company and ROLM Corporation. Mr. Sharkey is a director of Mutual of America Institutional Funds and several charitable organizations.

    PETER A. WOOG has served as a director since May 1999. Mr. Woog is also a director of IPC and its former Chairman of the Board. Mr. Woog served as a director, President and Chief Executive Officer of Cable Systems International and Cable Systems Holding Company from October 1995 until June 1999. From
May 1989 to October 1995, Mr. Woog was AT&T's Copper Cable Products Vice President, responsible for the copper cable products business unit. He is currently the manager of Cable Systems Holding, LLC, a director of CreaMiser Products Corporation, a director of gComData, Inc., a director of Banner Health Systems--Arizona and a trustee of the Arizona Science Center.

    IPC COMMUNICATIONS, INC., WHICH IN THE AGGREGATE BENEFICIALLY OWNS 84.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSAL 1. ACCORDINGLY, APPROVAL OF PROPOSAL 1 IS ASSURED.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
               VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS

BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors maintains standing Audit, Compensation and Executive Committees. The Company's Executive Committee was formed on
December 9, 1999. During fiscal 1999, the Company's Board of Directors met in person or by teleconference on four occasions and the Company's Compensation Committee met one time. Each director attended, in person or by telephone, not less than 75% of the meetings of the Board of Directors and the committees of which he was a member.

    The Audit Committee reviews with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, reports to the Board of Directors on the results of its examination and makes recommendations to the Board of Directors regarding the employment of accountants and independent auditors. As of the date of this Proxy Statement, the members of the Company's Audit Committee are Richard W. Smith, Douglas T. Hickey and Peter A. Woog.

    The Compensation Committee oversees the development, implementation and conduct of the Company's employment and personnel practices, including the administration of the Company's compensation and benefit programs. The Compensation Committee also makes recommendations to the Board of Directors concerning executive officers' compensation and the granting of stock options. As of the date of this Proxy Statement, the members of Compensation Committee are Richard W. Smith, Richard M. Cashin, Jr. and Douglas T. Hickey.

    The Executive Committee has the power and authority of the Board of Directors to act in accordance with, and subject to, Section 141(c)(1) of the Delaware General Corporation Law. As of the date of this Proxy Statement, the members of the Executive Committee are Richard W. Smith, David A. Walsh and Richard M. Cashin, Jr.

DIRECTORS' COMPENSATION

    The Company pays each of its non-employee directors a retainer of $20,000 for each fiscal year in which they served as a director. The Company pays this retainer only to its non-employee directors who attended at least 75% of the total number of meetings of the Board of Directors held in that fiscal year. The Company has also granted options to purchase 79,351 shares of Common Stock to each of its non-employee directors under the Stock Option Plan. For additional information about the Stock Option Plan, please refer to the discussion under the caption "Stock Option Grants". For the purposes of director compensation, Messrs. Douglas T. Hickey, Douglas J. Mello, John T. Sharkey, Richard W. Smith, Richard M. Cashin, Jr. and Peter A. Woog, are considered non-employee directors. Mr. Richard W. Smith and Mr. Richard M. Cashin, Jr. have elected not to receive the cash retainer. The Company does not pay additional compensation for service as a member or as the chairman of a board committee.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During fiscal 1999, the Compensation Committee consisted of Richard W. Smith, Richard M. Cashin, Jr. and Douglas T. Hickey. Richard W. Smith serves as Chairman of the Board and a director of the Company and of IPC. Neither Richard
M. Cashin nor Douglas T. Hickey was an officer or employee of the Company or any of its subsidiaries during fiscal 1999 or during any prior fiscal year.

    Other than Richard W. Smith, David A. Walsh, Gerald E. Starr and James M. Demitrieus, none of the Company's executive officers served as a director or member of the compensation committee (or equivalent body) of another entity of which any director of the Company or a member of the Company's Compensation Committee was an executive officer.

EXECUTIVE COMPENSATION

    The following table provides information about the compensation earned by the Company's Named Executive Officers, including compensation earned from IPC:

                          SUMMARY COMPENSATION TABLE*

                                                                                                     LONG-TERM COMPENSATION
                                                                                                --------------------------------
                                                            ANNUAL COMPENSATION                              AWARDS
                                                 -----------------------------------------      --------------------------------
                                                                                 OTHER           SECURITIES
                                                                                ANNUAL           UNDERLYING
                                                  SALARY                     COMPENSATION       OPTIONS/SARS         ALL OTHER
              NAME AND                             ($)          BONUS             ($)                (#)           COMPENSATION
         PRINCIPAL POSITION             YEAR       (1)           ($)              (2)                (3)                ($)
         ------------------           --------   --------      --------      -------------      -------------      -------------
David A. Walsh......................    1999     242,107       206,250(4)         7,000(5)        1,763,352                --
Chief Executive Officer                 1998     199,423       281,250(4)        44,745(6)          184,704           195,000(7)
                                        1997     190,000            --               --                                    --

Gerald E. Starr.....................    1999     277,473       354,083(4)        10,509(5)          337,976             4,800(7)
President                               1998     238,269       484,750           11,319(5)           92,352           283,750(7)
                                        1997     217,789        28,325           11,700(5)           40,000             3,200

Paul Pluschkell, Jr.................    1999     150,000       243,000(8)        91,250(9)          252,593                --
Senior Vice President and               1998      92,308       207,000(4)        16,250                  --                --
Chief Strategic Technology Officer      1997          --            --               --                  --                --

Charles F. Auster...................    1999     199,308       115,000               --             290,953                --
Executive Vice President and Chief      1998      75,000(10)    48,750(2)(10)         --             92,352            37,687(7)
Operating Officer(10)                   1997          --            --               --                  --                --

Anthony M. Servidio.................    1999     190,000        76,500(4)       136,301(11)         103,450             4,800(7)
Senior Vice President, Sales            1998     190,000       195,833(4)        44,745(6)               --           136,252(7)
                                        1997          --            --               --                  --                --

Brian L. Reach......................    1999     202,976       136,000(4)         7,700(5)           60,836(11)         4,800(7)
Former Senior Vice President,           1998     186,153       370,000(4)         8,400(5)           92,352             4,800(7)
Finance and Chief Financial             1997      58,462        23,100            2,000(5)               --             2,000(7)
Officer(12)

------------------------------
* The Named Executive Officers listed are the four most highly compensated executive officers of the Company who were serving as executive officers at the end of this last completed fiscal year and, therefore, do not include recently named executive officers whose annual compensation may have been greater than the listed Named Executive Officers' compensation had these recently named executive officers served as officers of the Company for longer periods of time.

 (1) Includes any pre-tax deferrals made under the IPC 401(k) plan with respect to the year ended September 30, 1999.

 (2) Column does not include certain perquisites and other personal benefits, securities or property where the aggregate value does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

 (3) Column reflects options granted under the Company's 1999 Stock Option Plan with an exercise price of $13.96 per share to purchase shares of Common Stock, unless otherwise noted.

 (4) The cash bonus payments include, except for Mr. Servidio, cash bonus payments awarded under the IPC Information Systems Management Performance Plan. They also include portions of the cash payments made in connection with the successful completion of IPC's recapitalization transaction to Messrs. Walsh and Servidio of $150,000 each and Mr. Reach of $60,000. In addition, in connection with IPC's recapitalization transaction, Mr. Reach received a payment of $204,000 in lieu of a stock option grant by IPC. The cash payments made to Mr. Servidio include the minimum guaranteed commission payments required to be made to him under to his employment agreement.

 (5) Consists of payments for automobile allowance.

 (6) Includes $44,745 paid by us on behalf of Messrs. Walsh and Servidio for legal fees incurred by them in connection with the negotiation of their employment agreements and with respect to other IXnet related matters. These amounts also include a tax gross-up payment made by us to each officer in respect of the payment of these legal fees.

 (7) Includes cash payments made in connection with IPC's recapitalization transaction to settle outstanding stock option grants made under the IPC Information Systems, Inc. 1994 Stock Option Plan in the following amounts: for Mr. Walsh, $195,000 and for Mr. Servidio, $130,000. Also includes
     (a) amounts paid by IXnet as matching and/or profit sharing contributions to the 401(k) Plan; (b) a $1,500 cash payment made to Mr. Servidio for a successful employee referral; and (c) a consulting fee totaling $37,687 paid to Mr. Auster.

 (8) Includes cash payments of $208,000 made in connection with the acquisition of MXNet, Inc.

 (9) Guaranteed commission payments made in connection with the MXNet acquisition.

 (10) Mr. Auster became an executive officer in May 1998. His compensation for fiscal 1998, including a proportionally-allocated bonus, reflects the period from May until September 1998. For the year ended September 30, 1998, Mr. Auster's compensation, on an annualized basis, would have been $210,000 plus a bonus equal to an additional 50% of his salary.

 (11) Commission payments made during 1999, of which $110,000 are guaranteed commission payments.

 (12) Brian L. Reach resigned as an officer of the Company effective August 31, 1999. The compensation reported for Mr. Reach includes compensation for services to IPC. For the years ended September 30, 1998 and 1997, 20% and 12% respectively, of Mr. Reach's compensation was allocated to us for services he performed as our Chief Financial Officer. His compensation is charged to us according to the allocation of indirect general and administrative expenses by IPC and may not reflect the actual portion of his time spent acting as our Chief Financial Officer. Mr. Reach's compensation for the year ended September 30, 1997, reflects a partial year because he joined IPC and IXnet during that year. All options granted to Mr. Reach were cancelled upon his resignation on August 31, 1999.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The duties of the Compensation Committee (the "Committee") include approval of salary and other compensation arrangements for the Company's executive officers.

    The Company has established a compensation philosophy around the principle of having compensation reflect and reinforce the Company's strategic and operational goals and enhance long-term stockholder value. The Company's philosophy is to:

    - Set compensation levels to attract, retain, reward and motivate executive officers and employees;

    - Align compensation with business objectives and performance;

    - Position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the employee; and

    - Recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results within their spheres of influence as well as foster a Company-wide team spirit.

    The Company attempts to target its compensation programs to provide compensation opportunities that are perceived by its executive officers to justify continued service to the Company. The Compensation Committee believes there are three major elements to its compensation plan: salary, bonus and long-term incentives. Each of these elements of compensation serves a unique role in meeting the Company's compensation objectives:

    Salary forms the basic building block of the executive compensation program. It is the assured element of compensation that permits income predictability. In general, it is intended that salary levels be set at the midpoint of a prescribed range but that individual salaries may vary from that midpoint to reflect each executive's strategic value, experience, proficiency and performance.

    The annual bonus plan is designed to play a number of roles in implementing the Company's compensation philosophy. Annual bonuses provide a direct pay-for-performance vehicle. The bonus plan also serves to focus executives on those activities that most directly affect shareholder value which are within their control and for which they should be held accountable. Therefore, it is intended that an annual bonus reflect performance of the respective operating unit, as well as the entire Company.

    The long-term incentive program is also intended to play important roles in implementing the Company's compensation philosophy. It directly links executives' financial interests to the interests of the stockholders by tying a portion of their overall compensation to share price appreciation. It also acts as a motivation and reward system and as a device to attract and retain superior management talent.

    The Company has not established a specific peer group to use as a benchmark in setting compensation levels, ranges and midpoints.

EXECUTIVE OFFICER COMPENSATION

    Compensation decisions for the fiscal year ended September 30, 1999 were based on the following considerations:

    - Existing contractual compensation commitments with certain executive officers;

    - Compensation opportunities perceived to be necessary to retain executive officers;

    - General industry compensation practices and levels where appropriate;

    - The criticality of the executives to the Company's current and future success;

    - The significance of the executive's compensation cost relative to its impact on the Company's financial success over the next few critical years; and

    - The maintenance, where practical, of internal compensation relationships that provide rationale and flexibility in organizational staffing.

CHIEF EXECUTIVE OFFICER COMPENSATION

    During the fiscal year ended September 30, 1999, the Compensation Committee based its compensation decisions for David A. Walsh, the Company's Chief Executive Officer, on the following considerations:

    - Existing contractual compensation commitments;

    - His significant role in integrating the respective management and operations of IPC and the Company; and

    - His strong leadership which resulted in the Company's successful initial public offering.

    The compensation actions for executive officers and other executives during the fiscal year ended September 30, 1999 were based on the considerations listed earlier in this report.

    The duties of the Compensation Committee include approval of salary and other compensation arrangements for the Company's executive officers.

                                          Respectfully Submitted,

                                          COMPENSATION COMMITTEE
                                          Richard W. Smith, Chairman
                                          Richard M. Cashin, Jr.
                                          Douglas T. Hickey

EMPLOYMENT AGREEMENTS

    DAVID A. WALSH. David A. Walsh entered into an Amended and Restated Employment Agreement with the Company, dated as of December 18, 1997, which was amended on June 1 and June 9, 1999. Under the Agreement, Mr. Walsh serves as Chief Executive Officer and a director of IXnet. Mr. Walsh receives a base salary of $300,000 plus a discretionary bonus with a minimum bonus target of $175,000 and benefits consistent with past practice. He also received options to purchase approximately 2% of the fully diluted shares of the Company. He is entitled to lump sum severance payments payable if he is terminated "without cause" or if he resigns for "good reason," equal to his base salary, plus his average bonus, for a period equal to the greater of three (3) years or the number of years (and fractions thereof) in his then-remaining term of employment. The Company shall pay Mr. Walsh any amounts imposed as excise tax upon excess "parachute payments" (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code. Mr. Walsh's benefits under his Employment Agreement will continue during any such severance period. During the term of the Agreement and for
2.5 years thereafter, Mr. Walsh is subject to restrictions on (i) competition and (ii) the solicitation of customers and employees, and, for all periods during and after the term, he is subject to nondisclosure and confidentiality restrictions relating to confidential information and trade secrets of the Company and its affiliates.

    GERALD E. STARR. Mr. Starr and the Company entered into an Employment Agreement, dated as of July 1, 1999, which superseded all prior employment agreements with IPC and provides for an employment term of four years.
Mr. Starr's current base salary is $300,000 per year with a minimum bonus target of $175,000. Mr. Starr is entitled to participate in all benefits plans and programs maintained by the Company, including insurance, medical, retirement and other fringe benefits. If Mr. Starr is terminated before the expiration of the term by reason of death, cause, or resignation without good reason, the Company will have no further liabilities under the contract. If Mr. Starr terminates the Agreement for good reason, or the employment relationship terminates due to his disability, the Company will pay him certain standard termination entitlements, including earned but unpaid compensation, and certain severance benefits, including one year of base salary, any pro-rated annual bonus earned for the fiscal year, any bonus earned but payable to Mr. Starr contingent on remaining employed until a date after the date of Mr. Starr's termination, and certain health care premiums for one year after the date of termination. In addition, if the termination precedes a change in control, all stock options granted to Mr. Starr under the Stock Incentive Plan will vest to the extent that such options would have otherwise vested within one-year of such termination. A change in control does not, however, accelerate the exercisability of the stock options. The contract also contains certain non-disclosure, non-competition and non-solicitation clauses.

    PAUL PLUSCHKELL, JR. The Company is a party to an Employment Agreement dated as of June 1, 1999 with Paul Pluschkell under which he serves as an executive officer. Mr. Pluschkell's Agreement has a rolling four year term that converts to a fixed four year term if either party notifies the other of an election to discontinue the extensions, or upon the termination of Mr. Pluschkell's employment. Mr. Pluschkell is entitled to receive an annual base salary of $200,000 and an annual bonus amount to be determined by the Board, but in no event shall his base salary and annual bonus for any calendar year be less than $240,000. In addition, If he is employed by the company as of February 13, 2000, the company is obligated to make an additional one-time bonus payment to Mr. Pluschkell of $208,000. In the event that Mr. Pluschkell terminates his employment with the Company prior to the expiration of the term for good reason, or if the Company terminates his employment other than for just cause, the Company would be required to pay him an amount equal to the lesser of one year's salary or his salary for the remainder of the employment term and any remaining one-time bonus payments under the Agreement.

    CHARLES F. AUSTER. The Company is a party to an Amended Employment Agreement, dated as of May 1, 1998, and further amended on June 1, 1999 with Charles F. Auster under which he serves as Executive Vice President, Chief Operating Officer and a director. This agreement has a rolling four-year term that converts to a fixed four-year term if either party notifies the other of an election to discontinue the extensions, or upon the termination of Mr. Auster's employment. Mr. Auster is paid a base salary of $230,000 and an annual bonus with a target of 50% of his base salary. In the event that Mr. Auster terminates his employment with the Company prior to the expiration of the term for good reason, or if the Company terminates his employment other than for cause, the Company would be required to pay him an amount equal to one year's salary and a bonus in an amount equal to 50% of his then-current base salary.

    ANTHONY M. SERVIDIO. The Company is a party to an Amended and Restated Employment Agreement, dated as of December 18, 1997, with Anthony M. Servidio under which he serves as Senior Vice President, Sales. Mr. Servidio's Employment Agreement has a five-year term which is automatically renewable for successive one-year terms. Mr. Servidio is entitled to receive a minimum annual base salary of $190,000 and a commission-based bonus with a guaranteed minimum draw of $110,000 annually. In the event that Mr. Servidio terminates his employment with the Company prior to the expiration of the term for good reason, or if the Company terminates his employment other than for cause, the Company would be required to pay him an amount equal to the product of the greater of three or the number of years (including fractions thereof) remaining in the term and the sum of Mr. Servidio's then-current base salary and bonus. The Company shall pay Mr. Servidio any amounts imposed as an excise tax upon excess "parachute payments" under Section 4999 of the Code.

    The Company's employment agreements with each of its Named Executive Officers also provide each of them with continued benefit coverage in the event that the Company terminates their employment without cause during the term of the agreement, or if one of them terminates his employment for good reason. The agreements also contain provisions preventing such officer from competing with the Company or soliciting the Company's employees during and, for specific periods, after the term of employment.

STOCK OPTION GRANTS

    The following table sets forth certain information with respect to options granted during the fiscal year ended September 30, 1999 to the Named Executive Officers of the Company:

          OPTION/SAR GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1999(1)

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                                                                    SHARE PRICE
                                                                                                  APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                            OPTION TERM(2)
                                    ------------------------------------------------------   --------------------------
               (A)                       (B)             (C)           (D)         (E)          (F)             (G)
                                                     % OF TOTAL
                                      NUMBER OF       OPTIONS/
                                     SECURITIES         SARS        EXERCISE
                                     UNDERLYING      GRANTED TO      OR BASE
                                    OPTIONS/SARS    EMPLOYEES IN      PRICE     EXPIRATION       5%             10%
NAME                                   GRANTED       FISCAL YEAR    ($/SHARE)      DATE         ($)             ($)
----                                -------------   -------------   ---------   ----------   ----------      ----------
David A. Walsh....................    1,763,352          26%          13.96      5/04/09     15,481,118      39,232,192

Gerald E. Starr...................      337,976           5%          13.96      5/04/09      2,967,216       7,519,508

Charles F. Auster.................      290,953           4%          13.96      5/04/09      2,554,384       6,473,310

Paul Pluschkell, Jr...............      243,343           4%          13.96      5/04/09      2,136,398       5,414,052

Anthony M. Servidio...............      103,450           2%          13.96      5/04/09        908,226       2,301,622

Brian L. Reach....................       60,836(2)        1%          13.96      5/04/09              0               0

------------------------------

(1) All options granted during the fiscal year ended September 30, 1999 were granted under the 1999 Stock Option Plan. All of these options are incentive stock options for federal income tax purposes up to applicable limits, have a term of 10 years and are subject to earlier expiration upon the option holder's termination of employment. The options have an exercise price of $13.96 per share. Mr. Walsh's options were 100% vested when granted. All other options vest at the rate of 25% on the first anniversary of the grant date and an additional 2 1/12% per month for the next 36 months. However, in the event of a change in control, 50% of those options not yet vested shall become vested immediately. Options may not be exercised until November, 4, 2001, unless prior to that date, the Company stops filing consolidated income tax returns with IPC or the Company's Board of Directors allows the exercise.

(2) All of Mr. Reach's options were cancelled upon his resignation.

(3) Represents the potential value of options granted at assumed 5% and 10% rates of compounded annual stock appreciation for ten years from the date of grant of each such option.

    The following table sets forth certain information with respect to options granted during the fiscal year ended September 30, 1999 to the Named Executive Officers of the Company under the Stock Option Plan:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                       (D)
                                                              NUMBER OF SECURITIES                 (E)
                                                             UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN
                                     (B)           (C)       OPTIONS/SARS AT FISCAL      THE MONEY OPTIONS/SARS
                               SHARES ACQUIRED    VALUE             YEAR END               AT FISCAL YEAR END
             (A)                 ON EXERCISE     REALIZED              (#)                         ($)
            NAME                     (#)           ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------------------  ---------------   --------   -------------------------   -------------------------
David A. Walsh...............         0             0             1,763,352/0                  2,054,305/0
Gerald E. Starr..............         0             0              0/337,976                     0/393,742
Charles F. Auster............         0             0              0/290,953                     0/338,960
Paul Pluschkell, Jr..........         0             0              0/243,343                     0/283,495
Anthony M. Servidio..........         0             0              0/103,450                     0/120,519
Brian L. Reach...............         0             0               0/0(1)                     0/0

------------------------

(1) All of Mr. Reach's options were cancelled upon his resignation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH IPC

    Pursuant to the Company's August 1999 initial public offering, the Company became subject to the following agreements with IPC: an inter-company agreement, a registration rights agreement, a tax-sharing agreement, a maintenance agreement, and a services agreement.

    The inter-company agreement contains provisions relating to the separation of the Company's business operations from IPC, as well as provisions governing the various interim and ongoing relationships between the Company and IPC. The registration rights agreement provides IPC with certain registration rights relating to the shares of the Company's common stock which it holds. The tax-sharing agreement contains provisions relating to the allocation of tax liability and tax benefits between the Company and the Company's domestic subsidiaries and IPC and its other domestic subsidiaries. The maintenance agreement provides for the continuation by IPC of its performance of installation, maintenance and staging and integration services. Under the services agreement, the Company will continue to provide IPC with dedicated voice service and its frame relay network.

    Set forth below is a summary description of the agreements between the Company and IPC. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

INTER-COMPANY AGREEMENT

    CORPORATE SUPPORT SERVICES. The inter-company agreement describes certain corporate support services that IPC will provide to the Company. These include cash management, accounting, executive management, legal, administrative, human resources, information systems and insurance. IPC will allocate to the Company any direct cost associated with providing these services on the Company's behalf. The Company shall reimburse IPC for all indirect costs, other than insurance, incurred by IPC in providing these services on a quarterly basis, based on the number of employees employed by the Company in relation to the number of employees employed by both IPC and the Company. Based on a similar allocation, $0.9 million, $1.5 million and $1.8 million, for the years ended September 30, 1997, 1998 and 1999, respectively, were allocated to the Company as general and administrative expenses by IPC. With respect to insurance, the Company will reimburse IPC for the insurance premiums paid or incurred by IPC and covering risks applicable to the Company and the Company's subsidiaries, and, if such cost cannot be determined by IPC, as determined by the underwriter of the relevant insurance policy.

    FINANCING ARRANGEMENTS. Subject to the terms and conditions of the inter-company agreement, IPC has agreed to continue to provide the Company with ongoing financing and to obtain letters of credit on the Company's behalf. The amount available under the inter-company agreement will start at $6.25 million and increase by that amount quarterly thereafter, up to an aggregate of $50 million during the period beginning July 1, 1999 through June 30, 2001. On June 30, 2001, all amounts loaned and outstanding under the inter-company agreement will become immediately due and payable.

    INDENTURE OBLIGATIONS. In connection with its recapitalization transaction on April 30, 1998, IPC issued and sold $247.4 million in principal amount of 10 7/8% senior discount notes due 2008 under an indenture. The indenture contains certain restrictive financial and operating covenants that limit the discretion of the management of IPC and its restricted subsidiaries, which include all of IPC's material subsidiaries, including IXnet. Under the inter-company agreement, the Company will be bound by the covenants and other restrictions, limitations and other obligations of the indenture.

    CREDIT AGREEMENT OBLIGATIONS. In connection with its recapitalization transaction, entered into April 30, 1998, IPC entered into a five-year credit agreement with a syndicate of lenders, with General Electric Capital Corporation as administrative agent and collateral agent to such lenders. The credit agreement, as amended on June 21, 1999, provides IPC with access to a working capital facility of up to $45 million, based on borrowing base availability, and a $20 million term loan. The obligations under the credit agreement are secured senior obligations of IPC and its material subsidiaries. The Company is a guarantor under the credit agreement and has agreed to be bound by its covenants and other restrictions, limitations and obligations.

    REAL ESTATE. Under the inter-company agreement, the Company has agreed with IPC regarding assignments or subleases of certain leases and the allocation of costs incurred for the Company's occupancy of portions of IPC-leased office facilities.

    With respect to the Company's largest occupied space, 88 Pine Street, New York, NY, where the Company's executive and sales offices are located, IPC has agreed, subject to the consent of its landlord, to use reasonable efforts to assign the lease, currently in the name of an IPC subsidiary and covering the 6th floor and certain other space in that building that the Company occupies, to the Company.

    The Company's London, England, executive, sales and network operations center occupies two floors of a building under a long-term lease to IPC. The Company will, in the future, explore a formal sub-lease arrangement. Until such time, and also with respect to the Company's occupancy of portions of IPC-leased branch office facilities, all costs incurred by IPC for such space, for its maintenance and electric and other utility costs, telephone system usage, etc., will be charged to the Company as incurred for actual discernable costs and otherwise allocated between the companies based upon the square footage occupied by each of IPC and the Company.

    TRANSFER OF INTERNET ADDRESS. The Company uses the Internet for both its internal needs and to provide service to its customers. Currently, the Company uses Internet address space previously assigned to IPC. Under the inter-company agreement, the Company and IPC will request that the American Registry for Internet Numbers, the entity which assigns Internet address space to end-users, transfer to the Company the block of Internet addresses previously assigned to IPC. This will allow the Company to more fully utilize these resources, because it anticipates using the additional Internet addresses that are not being used by IPC but are registered to IPC. American Registry for Internet Numbers' guidelines provide for the transfer of Internet protocol address space as a result of mergers, acquisitions, reorganizations and other corporate organizational changes.

    PRODUCT DISTRIBUTION. IPC has granted to the Company distribution rights for sales by the Company of some of its products in connection with sales of the Company's services.

    DECONSOLIDATION. Under the inter-company agreement, the Company has agreed that, prior to the later to occur of November 2001 and the termination of IPC's credit agreement, the Company would not take any action or permit the Company's subsidiaries to take any action, including the issuance of the Common Stock, that would result in the deconsolidation for United States federal income tax purposes of the Company and IPC.

    SERVICES AGREEMENT. The Company provides IPC with the IXPrime dedicated voice service and its frame relay network at rates specified in the services agreement. The Company also provides domestic and international long distance telecommunications services to IPC as well as private line services between IPC's domestic locations.

    MAINTENANCE AGREEMENT. Under the maintenance agreement, IPC will continue to provide the Company with installation services, which include circuit testing and acceptance, line installations and digital line interface card installations at the rates specified therein. IPC will also continue to provide the Company with maintenance services, which include circuit transmission testing, equipment replacement and digital line interface card support, at the response times and at the rates specified in the maintenance agreement. IPC will also continue to provide the Company with staging and integration services, which are utilized for large scale projects requiring customer premises equipment, and include, staging facilities, engineers and technicians to order, accept and assemble customer configurations at the rates specified in the maintenance agreement. The maintenance agreement also provides for the Company to purchase from IPC new, used and refurbished turret systems at the purchase prices specified therein.

REGISTRATION RIGHTS AGREEMENT

    IPC owns 84.3% of the Company's Common Stock. IPC is prohibited from freely selling such shares to the public without registration under the Securities Act. The registration rights agreement with IPC provides it with certain registration rights relating to the shares of the Company's Common Stock which it holds. These registration rights became effective 180 days after the closing of the Company's initial public offering.

    Under the registration rights agreement, the Company is only obligated to register shares if the anticipated aggregate public offering price is at least $25 million.

COMPENSATION FOR USE OF TAX LOSSES AND TAX-SHARING AGREEMENT

    The Company and IPC Communications and their respective United States subsidiaries continue to be members of an affiliated group of corporations that file United States federal income tax returns on a consolidated basis. The Company and its domestic subsidiaries and IPC Communications and its other domestic subsidiaries have entered into a tax-sharing agreement under which the tax liability will be allocated between the Company and IPC Communications in accordance with their respective tax liability computed as though the Company and its domestic subsidiaries, on the one hand, and IPC Communications and its other domestic subsidiaries, on the other hand, filed separate returns. Under the tax-sharing agreement, the Company or IPC Communications may be required to pay compensation to the other for the Company's or IPC Communication's tax losses which reduced the combined tax liability. The tax-sharing agreement will provide for similar arrangements with respect to state, local and foreign taxation.

EMPLOYMENT AGREEMENTS AND COMPENSATION

    The Company is party to employment agreements with a number of the Company's executive officers that provide for, among other terms, specified salaries and severance arrangements. See "Employment Agreements."

OWNERSHIP OF IPC STOCK BY THE COMPANY'S DIRECTORS AND SOME OF THE COMPANY'S
  EXECUTIVE OFFICERS

    The Company's directors and some of its executive officers own substantial amounts of IPC stock and options to purchase IPC stock. The stock options were granted to certain executive officers as compensation under the IPC 1998 Stock Option Plan or the IPC Communications 1999 Stock Incentive Plan. Such ownership could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for the Company and IPC.

GUARANTEES

    IPC provides various forms of credit enhancement to the Company. These include letters of credit, unconditional guarantees of equipment acquisitions and financings and trade payables. The Company has guaranteed IPC borrowings under its credit agreement and the Company has pledged its assets to secure such guarantee.

IPC'S CONTRIBUTION OF CAPITAL TO IXNET

    Since 1995, IPC has provided the Company with approximately $100 million to fund the Company's operations. Following the $73 million capital contribution from IPC in March 1999, the Company remained indebted to IPC in the amount of approximately $25 million.

IPC'S CONTRIBUTION OF MXNET TO IXNET

    On February 13, 1998, IPC acquired all of the issued and outstanding common stock of MXNet, Inc. and paid $6.7 million in the form of a promissory note. IPC contributed the shares of MXNet, Inc. to the Company on May 4, 1999.

                              PERFORMANCE GRAPH(1)

    The Company's Common Stock began trading on the Nasdaq Stock Market effective with the start of business on August 12, 1999. The following graph provides a comparison of 4 Month Cumulative Total Return among IXnet, Inc., the Nasdaq Stock Market--US Index and the Nasdaq Telecommunications Index, assuming $100 invested on August 12, 1999 in Common Stock or the respective indices (including reinvestment of dividends). These indices are provided for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved and are not intended to forecast or be indicative of possible future performance of the Common Stock.

                 COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*
            AMONG IXNET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS                    8/12/99  8/31/99  9/30/99  10/31/99  11/30/99  12/31/99
IXNET, INC.                 100.00   125.00   100.83     94.58    141.25    200.83
NASDAQ STOCK MARKET
(U.S.)                      100.00   107.00   106.83    114.59    126.82    154.17
NASDAQ TELECOMMUNICATIONS   100.00   104.30   103.55    122.61    127.84    147.26

------------------------

* $100 INVESTED ON AUGUST 12, 1999 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS, YEAR ENDING DECEMBER 31.

                                                                    CUMULATIVE TOTAL RETURN
                                                ---------------------------------------------------------------
                                                08/12/99   8/31/99    9/30/99    10/31/99   11/30/99   12/31/99
                                                --------   --------   --------   --------   --------   --------
IXNET, INC....................................   100.00     125.00     100.83      94.58     141.25     200.83
NASDAQ STOCK MARKET(U.S.).....................   100.00     107.00     106.83     114.59     126.82     154.17
NASDAQ TELECOMMUNICATIONS.....................   100.00     104.30     103.55     122.61     127.84     147.26

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

                              PROPOSAL NUMBER TWO
        APPROVAL OF AMENDMENT TO THE IXNET, INC. 1999 STOCK OPTION PLAN

GENERAL PLAN INFORMATION

    Effective December 9, 1999, the IXnet, Inc. 1999 Stock Option Plan will, subject to obtaining approval from stockholders at the Annual Meeting, be amended to increase its share reserve from 7,053,409 to 9,053,409. The Stock Option Plan provides for the grant of options to purchase Common Stock ("Options") to certain officers, employees, consultants and directors of the Company and its subsidiaries. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan under the Code.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Stock Option Plan.

DESCRIPTION OF THE STOCK OPTION PLAN

    ADMINISTRATION. The members of the Compensation Committee (the "Option Committee") administer the Stock Option Plan and determine, within the limitations of the Stock Option Plan, the employees, directors and consultants (of the Company, its subsidiaries or its Parent) to whom Options will be granted, the number of shares subject to each Option, the terms of such Options (including provisions regarding exercisability and acceleration of exercisability) and the procedures by which the Options may be exercised. Subject to certain specific limitations and restrictions set forth in the Stock Option Plan, the Option Committee has full and final authority to interpret the Stock Option Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Stock Option Plan and to make all determinations necessary or advisable for the administration of the Stock Option Plan.

    STOCK SUBJECT TO THE STOCK OPTION PLAN. Option Shares may be authorized and unissued shares or shares previously issued and reacquired by the Company. Any Option Shares subject to grants under the Stock Option Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall again be available for purposes of the Stock Option Plan.

    TERMS AND CONDITIONS OF OPTIONS. The Stock Option Plan provides for the grant of Options which qualify for favorable federal income tax treatment as "incentive stock options" ("ISOs") and non-qualified stock options which do not so qualify ("NQSOs"). All Options granted under the Stock Option Plan will have an exercise price that is no less than the "fair market value" of a share of common stock on the grant date. ISOs are subject to certain restrictions under the Code. Options granted under the Stock Option Plan will be ISOs to the maximum extent permitted by section 422(d) of the Code and will be exercisable for a period of ten years after the date of grant (or for a shorter period ending (i) 90 days after the option holder's termination of employment or the date such option becomes exercisable for reasons other than death, disability or discharge for cause (but immediately as to unvested options); (ii) one year after the option holder's termination of employment or the date such option becomes exercisable due to death or disability; (iii) immediately upon termination for Cause, as defined in the Agreement, or upon the consummation of a transaction in which the Company becomes the wholly-owned subsidiary of any other corporation, unless such other corporation assumes or continues the Stock Option Plan with respect to the Options then outstanding under the Plan).

    All Options granted under the Stock Option Plan have a term of 10 years and are subject to earlier expiration upon the option holder's termination of employment. Mr. David A. Walsh's options were 100% vested when granted. All other options vest at the rate of 25% on the first anniversary of the grant date and an additional 2 1/12% per month for the next 36 months. In the event of a change in control, 50% of those options not yet vested shall become vested immediately. Options may not be exercised until November, 4, 2001, unless prior to that date, the Company stops filing consolidated income tax returns with IPC or the Company's Board of Directors allows the exercise.

    Upon the exercise of an Option, the exercise price must be paid in full. Payment may be made in cash or in such other consideration as the Option Committee deems appropriate, including, but not limited to, Common Stock already owned by the option holder or Option Shares to be acquired by the option holder upon the exercise of the Option. Options may be transferred prior to exercise only upon the death of the option holder unless the Option Committee permits otherwise.

    MERGERS AND REORGANIZATIONS; ADJUSTMENTS FOR EXTRAORDINARY DIVIDENDS. The exercise price and the number of shares available under the Stock Option Plan and the outstanding Options will be adjusted to reflect any merger, consolidation or business reorganization and to reflect any stock split, stock dividend or other event generally affecting the number of shares of Common Stock outstanding.

    TERMINATION OR AMENDMENT OF THE STOCK OPTION PLAN. Unless sooner terminated, the Stock Option Plan will terminate automatically ten years after its effective date. The Board may suspend or terminate the Stock Option Plan in whole or in part at any time prior to the tenth anniversary of its effective date by giving written notice of such suspension or termination to the Option Committee. In the event of any suspension or termination of the Stock Option Plan, all Options theretofore granted under the Stock Option Plan that are outstanding on the date of such suspension or termination of the Stock Option Plan will remain outstanding under the terms of the agreements granting such Options.

    The Board may amend or revise the Stock Option Plan in whole or in part at any time, but the Company's policy is that if the amendment or revision amends a material term of the Stock Option Plan, such amendment or revision will be subject to approval by the stockholders of the Company to the extent required to comply with Section 162(m) of the Code.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs and NQSOs that may be granted under the Stock Option Plan. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

    There are no federal income tax consequences for the Company or the option holder at the time an ISO is granted or upon the exercise of an ISO. If there is no sale or other disposition of the shares acquired upon the exercise of an ISO within two years after the date the ISO was granted, or within one year after the exercise of the ISO, then at no time will any amount be deductible by the Company with respect to the ISO. If the option holder exercises an ISO and sells or otherwise disposes of the shares so acquired after satisfying the foregoing holding period requirements, then he will realize a capital gain or loss on the sale or disposition. If the option holder exercises his ISO and sells or disposes of his shares prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the amount realized upon the sale or other disposition of such shares and the price paid for such shares upon the exercise of the ISO will be includible in the ordinary income of such person, and such amount will ordinarily be deductible by the Company at the time it is includible in such person's income.

    With respect to the grant of NQSOs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the shares to be purchased on the date of exercise and the aggregate purchase price of such shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such shares could result in liability under Section 16(b) of the Exchange Act. The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

    Section 162(m) of the Code limits the Company's deductions of compensation in excess of $1,000,000 per year for the chief executive officer and the four other most highly paid executives named in its proxy statement, but provides for certain exceptions for performance based compensation. The Company intends the Stock Option Plan to comply with the requirements for an exception to
Section 162(m) applicable to stock option plans so that the Company's deduction for compensation related to the exercise of stock options would not be subject to the $1,000,000 limitation. No executive of the Company currently receives compensation that exceeds this limitation.

    The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Options that may be granted under the Stock Option Plan. State and local tax consequences may also be significant.

    STOCK OPTION PLAN BENEFITS TABLE. Due to the discretionary nature of awards under the Stock Option Plan, the amount of stock options or other awards that may be granted in the future under the Stock Option Plan to any individual is not determinable.

    IPC COMMUNICATIONS, INC., WHICH IN THE AGGREGATE BENEFICIALLY OWNS 84.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSAL 2. ACCORDINGLY, APPROVAL OF PROPOSAL 2 IS ASSURED.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2

                             PROPOSAL NUMBER THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending September 30, 2000 and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1999.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

    IPC COMMUNICATIONS, INC., WHICH IN THE AGGREGATE BENEFICIALLY OWNS 84.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSAL 3. ACCORDINGLY, APPROVAL OF PROPOSAL 3 IS ASSURED.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS
                            AUDITOR FOR THE COMPANY

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy have the discretion to vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, executive officers and any person holding more than ten percent of the Company's Common Stock are required to file initial reports of ownership of the Company's Common Stock and reports of changes in that ownership at the Securities and Exchange Commission and the with the Nasdaq Stock Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates.

    Form 3s are required to be filed within ten days after the event by which an individual becomes a reporting person. Form 4s are required to be filed within ten days after the end of the reporting month. Form 5s are required to be filed on or before the forty-fifth day after the end of the issuer's fiscal year. Based solely upon information available to it, the Company believes that, except for an inadvertent delay with respect to the filing of a Form 4 for John Sharkey, all Form 3s, Form 4s and Form 5s required to be filed during the fiscal year ended September 30, 1999 were filed on a timely basis.

                     DEADLINE FOR STOCKHOLDER PROPOSALS FOR
                            THE 2001 ANNUAL MEETING

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must have been received by the Company at its principal executive offices no later than October 7, 2000 in order to be included in the proxy statement and proxy relating to that meeting. If a stockholder does not notify the Company by December 21, 2000 of a proposal, then the persons named as proxies in the proxy accompanying the 2001 Annual Meeting Proxy Statement may use their discretionary voting authority if the proposal is raised at the 2001 Annual Meeting.

                              FINANCIAL STATEMENTS

    THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1999 WITH THE SEC. THE ANNUAL REPORT CONTAINS FINANCIAL STATEMENTS, AS OF SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998, PREPARED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCI-
PLES. THE CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN AUDITED BY PRICEWATERHOUSECOOPERS LLP WHOSE REPORT THEREON APPEARS IN THE ANNUAL REPORT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY OF SUCH ANNUAL REPORT BY WRITING TO INVESTOR RELATIONS DEPARTMENT, IXNET, INC., WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005.

    IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE VOTE VIA THE INTERNET, BY USING THE TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          [/S/ ALEXANDER RUSSO]

                                          Alexander Russo
                                          SENIOR VICE PRESIDENT--BUSINESS &
                                          LEGAL AFFAIRS

NEW YORK, NEW YORK
FEBRUARY 4, 2000

--------------------------------------------------------------------------------

                                  IXNET, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated February 4, 2000, hereby appoints Gerald
E. Starr, James M. Demitrieus and Alexander Russo (each with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of IXnet, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of IXnet, Inc. to be held at 2:00 p.m. on Thursday, March 2, 2000 at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York and at any adjournment or adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the under-signed stockholder.

         IPC COMMUNICATIONS, INC., WHICH IN THE AGGREGATE BENEFICIALLY OWNS 84.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. ACCORDINGLY, APPROVAL OF PROPOSALS 1, 2 AND 3 IS ASSURED.

         UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1.       Vote by internet at our Internet Address: http://www.eproxy.com/EXNT

                                       OR

2. Call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If you wish to view future IXnet, Inc. Annual Reports and Proxy Statements on-line instead of receiving the printed documents, which will assist the Corporation in reducing future printing and mailing costs, please

o visit ChaseMellon's web site registration page at http://www.eproxy.com/EXNT

                                       OR

o call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side

                                       OR

o check the box on the signature side of the enclosed proxy card and return in the postage paid envelope provided.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                           Please mark
                                                          your votes as    /X/
                                                           indicated in
                                                           this example


1. To elect nine directors, each to hold office until the next annual meeting or until their successors have been elected and qualified.

                FOR all nominees                       WITHHOLD
              listed to the right                     AUTHORITY
               (except as marked               to vote for all nominees
                to the contrary)                 listed to the right

                     / /                                 / /

INSTRUCTION: To withhold authority to vote for any named nominees strike a line through the nominee's name in the list below:

01 Richard W. Smith        02 Charles F. Auster           03 Douglas J. Mello
04 David A. Walsh          05 Richard M. Cashin, Jr.      06 John T. Sharkey
07 Gerald E. Starr         08 Douglas T. Hickey           09 Peter A. Woog

2. To approve an amendment to increase by 2,000,000 the shares reserved for the IXnet, Inc. 1999 Stock Option Plan.

                     FOR             AGAINST          ABSTAIN

                     / /               / /              / /

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of IXnet, Inc. for the fiscal year ending September 30, 2000.

                     FOR             AGAINST          ABSTAIN

                     / /               / /              / /

4. In their discretion upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


    I consent to future access to the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my
    consent at any time by giving written notice to the Corporation.    / /

                                    The undersigned acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders and the Proxy Statement dated February 4, 2000 for the Annual Meeting.

                                    Shares held as of January 28, 2000:


                                    --------------------------------------------
                                    IMPORTANT: PLEASE MARK, SIGN, DATE AND
                                    RETURN THIS PROXY CARD PROMPTLY USING THE
                                    ENCLOSED ENVELOPE. THANK YOU.

Signature____________________ Signature____________________ Date_______________
NOTE: Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, please include your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign personally.
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                         VOTE BY INTERNET OR TELEPHONE
                        QUICK * * * EASY * * * IMMEDIATE

--------------------------------------------------------------------------------
   ** IF YOU WISH TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE FOLLOW
                           THE INSTRUCTIONS BELOW **
--------------------------------------------------------------------------------

YOUR INTERNET OR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

    o You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

VOTE BY INTERNET: PLEASE VISIT OUR INTERNET VOTING WEBSITE AT:
                  http: //www.eproxy.com/EXNT AND FOLLOW THE INSTRUCTIONS ON THE SCREEN.

VOTE BY PHONE:    THIS METHOD IS AVAILABLE FOR STOCKHOLDERS, PLEASE CALL
                  TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME.
                  THERE IS NO CHARGE TO YOU FOR THIS CALL.

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            --------------------------------------------------------------------
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









                                   IXNET, INC.

                             1999 STOCK OPTION PLAN









                             ADOPTED ON MAY 4, 1999
                            EFFECTIVE ON MAY 4, 1999

                                TABLE OF CONTENTS

                                                                            Page

1.   Purpose...................................................................1

2.   Definitions...............................................................1

3.   Shares of Common Stock Subject to the Plan................................4

4.   Administration of the Plan................................................4

5.   Option Terms..............................................................6

6.   Exercise of Options.......................................................8

7.   Adjustment Upon Changes in Capitalization.................................8

8.   Restrictions on Issuance of Shares........................................9

9.   General Provisions........................................................9

10.  Amendment or Termination.................................................10

11.  Effective Date of Plan...................................................10

                                   IXNET, INC.
                                STOCK OPTION PLAN


1.       PURPOSE

         The Plan authorizes the Compensation Committee of the Board to provide employees, consultants or directors of the Corporation or its Subsidiaries or Parent who are in a position to contribute to the long-term success of the Corporation and its Subsidiaries, with Options to acquire Common Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the welfare of the Corporation and its Subsidiaries, and aid in attracting and retaining employees, directors and consultants of outstanding ability.


2.       DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this section:

         (a) "Board" means the Board of Directors of IXnet, Inc., a Delaware corporation, or of any entity which succeeds to the rights and obligations of IXnet, Inc. under the Plan.

         (b) "Cause" means, with respect to any person, any of the following:
(i) such person's material dishonesty (including, without limitation, theft, fraud, embezzlement, financial misrepresentation or other similar action or behavior) in his dealings with or with respect to the Corporation or its Subsidiaries or Parent or any other entity which the Corporation or its Subsidiaries or Parent shall be engaged in or be attempting to engage in commerce, or (ii) such person's conviction of, or entry of a plea of NOLO CONTENDERE to, the commission of a felony, or (iii) any act or omission by such person which actually has, and which either such person intends to have or such person or a reasonable person would expect to have, a material adverse effect on the Corporation or its Parent or any Subsidiary or their respective businesses or operations.

         (c) "Change in Control" shall mean any one of the following:

                  (i) the acquisition by any person or entity, excluding, for this purpose, International Exchange Networks, Ltd., a Delaware corporation ("International Exchange Networks"), the Corporation, IPC Information Systems, Inc., a Delaware corporation ("IPC"), IPC Communications, Inc., a Delaware corporation ("IPCC") and Permitted Holders (International Exchange Networks, the Corporation, IPC, IPCC and any Permitted Holder, each a "Group Member") and any employee benefit plan of International Exchange Networks, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), of International Exchange Networks;

                  (ii) the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of the Corporation, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of the Corporation;

                  (iii) the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of IPC, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of IPC;

                  (iv) the acquisition by any person or entity, excluding, for this purpose, any Group Member and any employee benefit plan of IPCC, of Beneficial Ownership of 40% or more of the combined voting power of the then outstanding Voting Securities of IPCC; and

                  (v) the approval by the stockholder or stockholders of any of International Exchange Networks, the Corporation, IPC or IPCC of (a) a reorganization, merger, consolidation or other business combination (other than any reorganization, merger, consolidation or other business combination with an Affiliate of the entity to be reorganized, merged, consolidated or otherwise combined) of International Exchange Networks, the Corporation, IPC or IPCC, respectively, in each case with respect to which the stockholder or stockholders of such entity immediately prior to consummation of such reorganization, merger, consolidation or other business combination do not, immediately thereafter, own more than 40% of the combined voting power of the outstanding Voting Securities of the surviving corporation, or (b) the sale, to a person or entity other than a Group Member, of all or substantially all of the assets of International Exchange Networks, the Corporation, IPC or IPCC, respectively.

For purposes of this section 2(c):

         "Affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

         "Beneficial Ownership" shall be determined within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         "Permitted Holder" means Citicorp Venture Capital, Ltd. ("CVC"), its Permitted Transferees and any direct or indirect wholly-owned subsidiary of CVC.

         "Permitted Transferee" means with respect to CVC (i) Citicorp and any direct or indirect wholly owned subsidiary of Citicorp and any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (i) above and (iii) any trust, corporation or partnership of which all of the beneficiaries, beneficial (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) stockholders or partners, respectively, are persons or entities described in clauses (i) or (ii) above.

         "person" shall include persons as that term is understood under Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

         "Voting Securities" shall be deemed to include all outstanding securities of a corporation that are then exchangable or convertible into securities of that corporation entitled to vote generally in the election of directors, as if same shall have been exchanged or converted into such voting securities.

         (d) "Committee" means the Compensation Committee of the Board.

         (e) "Common Stock" means the common stock par value $.01 per share, of the Corporation.

         (f) "Consultant" means any person who is engaged to perform services for the Corporation or its Parent or any of its Subsidiaries, or has agreed to perform services for the Corporation or its Parent or any of its Subsidiaries, other than as an Employee or Director.

         (g) "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Corporation" means IXNET, Inc. a Delaware corporation.

         (i) "Director" means any member of the Board.

         (j) "Disability" means a physical or mental impairment that causes the Grantee to be unable to engage in any substantial gainful activity and that is expected to result in death or has lasted or is expected to last for a continuous period of at least 12 months. Notwithstanding the foregoing, if any Grantee is party to an employment or consulting agreement governing the terms of his employment or consultancy with the Corporation or its Parent or its Subsidiaries, and such agreement includes a definition of disability, then for purposes hereof, disability shall have the meaning ascribed thereto in such agreement.

         (k) "Employee" means any common-law employee of the Corporation or its Parent or any of its Subsidiaries, or any person who has agreed to become a common-law employee of the Corporation or its Parent or any of its Subsidiaries. The term Employee shall include members of the Board who are common-law employees of the Corporation or its Parent or any of its Subsidiaries.

         (l) "Exchange Act" means the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder as presently in effect or thereafter amended.

         (m) "Fair Market Value" means, with respect to a share of Common Stock on a specified date:

                  (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange (including but not limited to the Nasdaq Stock Market) on which the Common Stock is listed or admitted to trading; or

                  (ii) if the Common Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (iii) if paragraphs (i) and (ii) are not applicable, the fair market value of a share of Common Stock as the Committee may determine.

         (n) "Incentive Stock Option" means an Option designated by the Committee as an Option that is intended to be an incentive stock option within the meaning of section 422(b) of the Code.

         (o) "Grantee" means a person granted an Option under the Plan.

         (p) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option, or an Incentive Stock Option that, subsequent to the date of grant thereof, fails to satisfy the requirements of section 422(b) or
(d) of the Code.

         (q) "Option" means an option granted pursuant to the Plan to purchase shares of the Common Stock.

         (r) "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation which owns stock, possessing 50% or more of the voting power of all classes of stock of one of the other corporations (including the Corporation) in the chain. A corporation's status as a Parent shall be determined in accordance with section 424(e) of the Code.

         (s) "Plan" means this Stock Option Plan as set forth herein and as amended from time to time. The Plan may be referred to as the "IXnet, Inc. 1999 Stock Option Plan."

         (t) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder as presently in effect or hereafter amended.

         (u) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

         (v) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or (i) any entity which the Committee reasonably expects to become a Subsidiary within the meaning of clause (i).

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in section 7, the Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed
163.6522 shares in the aggregate. Common Stock issuable under the Plan may be authorized but unissued shares or reacquired shares of Common Stock. Common Stock subject to Options that are forfeited, lapse or terminate in whole or in part for any reason, shall be available for issuance pursuant to other Options. Notwithstanding any other provision of the Plan, and notwithstanding any discretion conferred upon any person or entity to determine the terms and conditions of any Option, no Employee, Director or Consultant shall be granted Options to purchase more than the number of shares of Common Stock specified in the first sentence of this section 3, subject to adjustment as provided in section 7.


4.       ADMINISTRATION OF THE PLAN

         (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                  (i) to select the Employees, Directors and Consultants to whom Options may be granted;

                  (ii) to determine the number of shares of Common Stock subject to each such Option;

                  (iii) to determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

                  (iv) to determine the terms and conditions of any Option granted under the Plan (including, but not limited to, the exercise price, the period, if any, over which Options shall vest and become exercisable (which period may be accelerated at any time in the discretion of the Committee), and performance conditions relating to an Option, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Option;

                  (v) to determine whether, to what extent and under what circumstances an the exercise price of an Option may be paid, in cash, Common Stock, or other property, or an Option may expire or be canceled, forfeited, or surrendered;

                  (vi) to determine the restrictions or conditions related to the delivery, holding and disposition of shares of Common Stock received upon exercise of an Option;

                  (vii) to prescribe the form of each Stock Option Agreement, which need not be identical for each Grantee;

                  (viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                  (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, Stock Option Agreement or other instrument hereunder; and

                  (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

The Committee may, at any time, grant new or additional options to any eligible Employee, Director or Consultant who has previously received Options under the Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, without regard to such previously granted Options or other options.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by grantees who are then subject to
Section 16 of the Securities Exchange Act of 1934 in respect of the Corporation are exempt under Rule 16b-3 thereunder. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

         (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Parents, Subsidiaries, Grantees, any person claiming any rights under the Plan from or through any Grantee and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 10). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

         (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any subsidiary, the Corporation's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation or, in the case of any Grantee who is granted Options on account of his performance of services as an Employee, Director or Consultant of the Parent, the occurrence of any event which results in such entity ceasing to be a Parent, taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation or, in the case of any Grantee who is granted Options on account of his performance of services as an Employee, Director or Consultant of the Parent, the occurrence of any event which results in such entity ceasing to be a Parent.

5.       OPTION TERMS

         Unless otherwise determined by the Committee and set forth in a Stock Option Agreement, Options granted under the Plan shall contain the following terms and conditions:

         (a) TYPE OF OPTION. Each Option granted to an Employee shall be an Incentive Stock Option to the maximum extent permitted by Section 422(d) of the Code, and any excess over such maximum shall be a Nonqualified Stock Option. Each Option granted to non-Employee Grantees shall be a Nonqualified Stock Option.

         (b) EXERCISE PRICE. The exercise price per share of Common Stock subject to each Option shall equal the Fair Market Value on the date the Option is granted.

         (c) VESTING. Each Option shall vest as to 25% of the number of shares subject thereto on the first anniversary of the date the Option is granted and the remaining portion of the Option shall vest in 36 equal installments as of the end of each calendar month, starting with the calendar month next following such first anniversary; PROVIDED, HOWEVER, that immediately prior to a Change in Control, 50% of the number of shares subject to the Option not then vested shall become immediately vested. Vesting shall occur whether or not the Options are otherwise exercisable as of the vesting date.

         (d) EXERCISABILITY. Options granted hereunder, to the extent vested, shall become exercisable upon the earliest of (i) the date that is 2 1/2 years from the date the Plan is adopted by the Compensation Committee, (ii) the date that the Corporation otherwise ceases to be a member of an "affiliated group" (within the meaning of section 1504 of the Code) that includes IPC Information Systems, Inc., or (iii) the date determined by the Board.

         (e) TERMINATION. Options held by any Grantee shall terminate upon the earliest of:

                  (i) as to any unvested Options, immediately upon the termination of all of the Grantee's employment, directorship and consultancy relationships with the Corporation, its Parent and its Subsidiaries, and if such termination is for Cause, as to all Options outstanding and unexercised, whether or not vested;

                  (ii) the later of (x) 90 days after the Grantee's termination of all of his employment, directorship and consultancy with the Corporation and its Parent and its Subsidiaries (which shall be deemed to include the sale of any Subsidiary of the Corporation that employs such Grantee or, in the case of any Grantee who is granted Options on account of his performance of service as an Employee, Director or Consultant of the Parent, the occurrence of any event which results in such entity ceasing to be a Parent) for any reason other than Cause, death or Disability, or (y) 90 days following the date any such Option becomes exercisable pursuant to Section 5(d);

                  (iii) the later of (x) one year after the Grantee's termination of all of his employment, directorship and consultancy relationships with the Corporation, its Parent and its Subsidiaries by reason of death or Disability, or (y) one year following the date any such Option becomes exercisable pursuant to section 5(d); PROVIDED, HOWEVER, that during any such one year period, the Options shall be exercisable to the extent such Options would have been vested pursuant to section 5(c) (but without regard to the first proviso contained therein) as of the anniversary of the date of grant next following such termination, assuming such termination had not occurred;

                  (iv) the tenth anniversary of the date of grant; and

                  (v) upon the consummation of any transaction whereby the Corporation (or any successor to the Corporation or all or substantially all of its business) becomes a wholly-owned subsidiary of any other corporation, (but after giving effect to section 5(c)), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Corporation for all purposes hereunder, and, pursuant to section 7, the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Common Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Corporation shall notify the Grantee of consummation of such transaction at least ten days in advance thereof and the Grantee shall have the right, during such ten day period, notwithstanding any other provision of this Plan, to exercise any and all Options outstanding to him under the Plan and for such purpose shall be deemed to be fully vested with respect to and shall be entitled to exercise all such Options.

6.       EXERCISE OF OPTIONS

         A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the exercise price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price or the minimum tax withholding obligation required by law by delivery of Common Stock or other property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and determine the methods by which Common Stock will be delivered or deemed to be delivered by the Grantee. Notwithstanding anything in this section 6 to the contrary, (i) the Committee will cooperate with each Grantee and his designated broker to facilitate the exercise of the Grantee's Options using a "cashless exercise" procedure in which the broker will advance funds to the Grantee to pay the option exercise price and effect an immediate resale of all or part of the option stock to obtain funds for repayment of the advance; PROVIDED, HOWEVER, the Grantee shall bear the brokerage and other costs associated with the use of such a procedure; and (ii) the Committee will not unreasonably exercise its discretion to prevent the payment of the exercise price of Options using Common Stock already owned by the Grantee.


7.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, Common Stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Options under Section 3 in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock that may be delivered or deliverable in respect of outstanding Options, and (iii) the exercise price. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; PROVIDED, HOWEVER, that any such adjustment to an Option granted to a Grantee who is a "covered employee" (within the meaning of section 162(m) of the Code) with respect to the Corporation or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

8.       RESTRICTIONS ON ISSUANCE OF SHARES

         The Corporation shall not be obligated to deliver Common Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Option until completion of such stock exchange listing or registration or qualification of Common Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock under the Plan.

9.       GENERAL PROVISIONS

         (a) Each Option grant shall be evidenced by a Stock Option Agreement.

         (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment, directorship or consultancy relationship with the Corporation or its Parent or Subsidiary. All Grantees shall remain subject to termination of their services to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation, or any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. Neither the Corporation nor any Parent or Subsidiary shall be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

         (d) Unless otherwise permitted in the discretion of the Committee with respect to Nonqualified Stock Options, no Option or other right under the Plan may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, and an Option shall be excercisable during the Grantee's lifetime only by the Grantee. Notwithstanding the foregoing, the Committee shall not exercise its discretion to unreasonably refuse to permit a Grantee to transfer all or any portion of his Nonqualified Stock Options, whether or not vested or exercisable, to such Grantee's spouse, and the lineal ascendents and lineal descendants of such Grantee or his spouse, or any one or more of them, or to any entity wholly owned by (including but not limited to a trust the exclusive beneficiaries of which are) one or more of them or wholly owned jointly by one or more of them and the Grantee.

         (e) The Corporation, its Parent and Subsidiaries, as applicable, shall have the right to require that the Grantee make such provision, or furnish to it such authorization, necessary or desirable so that it may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant, exercise or cancellation of Options granted under the Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

10.      AMENDMENT OR TERMINATION

         The Board may alter, amend, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no such action shall adversely affect the rights of Grantees of Options previously granted hereunder and, PROVIDED FURTHER, HOWEVER, that any stockholder approval necessary or desirable in order to comply with applicable law, regulation or listing requirement shall be obtained in the manner required therein.

11.      EFFECTIVE DATE OF PLAN

         The Plan shall be effective immediately upon its adoption by the Board, subject to the approval of the Plan by the Corporation's shareholders either before or within one year after such effective date. Options granted prior to the date on which such approval is obtained shall be conditioned upon the receipt of such approval; no such Options may be exercised, nor shall any shares of Common Stock be issued, under the Plan prior to the date on which such approval is obtained.

                                   IXNET, INC.
                                STOCK OPTION PLAN
                    INCENTIVE STOCK OPTION GRANT CERTIFICATE

This Grant Certificate evidences the grant of an incentive stock option pursuant to the provisions of the Stock Option Plan (the "Plan") of IXNET, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1.       Name of Grantee:


2 Number of shares of Stock of the Company which are subject to this option:

                  ___________ shares

3.       Exercise price of shares subject to this option:

                  $____ per share

4.       Date of grant of this option:


5.       Vesting:

                  See Section 5(c) of the Plan.

6.       Exercisability:

                  See Section 5(d) of the Plan.

7.       Termination date of this option:

                  See Section 5(e) of the Plan.

8.       Type of Option:

                  Incentive Stock Option

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

IXNET, INC.                                       AGREED TO AND ACCEPTED BY:


By:____________________________                   ____________________________
                                                  Grantee

                                   IXNET, INC.
                                STOCK OPTION PLAN
                   NONQUALIFIED STOCK OPTION GRANT CERTIFICATE

This Grant Certificate evidences the grant of a nonqualified option pursuant to the provisions of the Stock Option Plan (the "Plan") of IXNET, Inc. (the "Company") to the individual whose name appears below (the "Grantee"), covering the specific number of shares of Common Stock of the Company ("Stock") set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:

1        Name of Grantee:

2 Number of shares of Stock of the Company which are subject to this option:

                  ___________ shares

3        Exercise price of shares subject to this option:

                  $____ per share

4        Date of grant of this option:

5        Vesting:

                  See Section 5(c) of the Plan.

6        Exercisability:

                  See Section 5(d) of the Plan.

7        Termination date of this option:

                  See Section 5(e) of the Plan.

8        Type of Option:

                  Nonqualified Stock Option

The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise.

IXNET, INC.                                       AGREED TO AND ACCEPTED BY:


By:____________________________                   ____________________________
                                                  Grantee